EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) Registration Statement No. 33-19309 on Form S-8, (ii) Post-Effective Amendment No. 1 to Registration Statement No. 33- 19309 on Form S-8, and (iii) Post-Effective Amendment No. 2 to Registration Statement No. 33-19309 on Form S-8 of our report dated June 29, 2006, relating to the December 31, 2005 financial statements of Big Lots Savings Plan appearing in this Annual Report on Form 11-K of Big Lots Savings Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Dayton, Ohio
June 27, 2007